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EX-99.B10(ii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through the MetLife Investors USA Separate Account A (File No. 333-54466). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ W. Thomas Conner
                                            ------------------------------------
                                            W. Thomas Conner

Washington, D.C.
April 26, 2004